                                                                   EXHIBIT 10.14

             DECLARATION OF EASEMENTS, COVENANTS, AND RESTRICTIONS


     Declaration of Easements, Covenants, and Restrictions made as of this 28th day of June, 1989, by Northeast Energy Associates, A Limited Partnership, a Massachusetts limited partnership having its principal place of business at 350 Lincoln Street, Hingham, Massachusetts ("Grantor").


ARTICLE ONE.  Recitals.
              --------

1.1 Grantor is to be the owner of an electric cogeneration facility (the "Unit"), which is to be constructed on certain premises owned by Grantor in the Town of Bellingham, Massachusetts, which premises are more particularly described in Appendix A attached hereto (the "Site"). The Unit currently is expected to produce approximately three hundred megawatts (300 MW) of electricity from two (2) gas turbines, two (2) heat recovery steam generators, and one (1) steam turbine.

1.2 Grantor has entered into certain agreements regarding the purchase and sale of the electricity to be produced by the Unit with Commonwealth Electric Company, a Massachusetts corporation ("Commonwealth"); with Boston Edison Company, a Massachusetts corporation ("Edison"); and with Montaup Electric Company, a Massachusetts corporation ("Montaup"). Commonwealth, Edison, and Montaup collectively are referred to herein as "Grantees" and each of them is referred to herein as a "Grantee."

     1.21 Grantor has entered into two power sale agreements with Commonwealth, one dated as of November 26, 1986 and modified by amendments dated an of August 15, 1988 and January 1, 1989, the other dated as of August 15, 1988 and modified by an amendment dated as of January 1, 1989 (together, as amended, the "Commonwealth Agreements", copies of which are attached hereto as Appendix B). Pursuant to the Commonwealth Agreements, Commonwealth has agreed to purchase and Grantor has agreed to sell an entitlement ("Commonwealth's Share") to a portion of the electric capacity and related energy to be generated by the Unit through the later of the twenty-fifth
     (25th) anniversary of the In-Service Date (as such term is defined in the Commonwealth Agreements) of the Unit or December 31, 2014. Commonwealth's Share is equal to forty-six megawatts (46 MW) divided by the Net Electrical Capability (as such term is defined in the Commonwealth Agreements) of the Unit.

     1.22 Grantor has entered into two power sale agreements with Edison, one dated as of April 1, 1986 and modified by amendments dated as of June 8, 1987 and June 21, 1989, the other dated as of January 28, 1988 and modified by an

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     amendment dated as of June 21, 1989 (together, as amended, the "Edison
     Agreements", copies of which are attached hereto as Appendix C). Pursuant to the Edison Agreements, Edison has agreed to purchase and Grantor has agreed to sell an entitlement to a portion of the electric capacity and related energy to be generated by the Unit ("Edison's Share") through, in the case of the first Edison Agreement the twenty-fifth (25th) (or, if extended, the thirtieth [30th]), and in the case of the second Edison Agreement the twentieth (20th), anniversary of the Date of Commercial Operation (as such term is defined in the Edison Agreements). Edison's Share is equal to (a) two hundred nineteen megawatts (219 MW) divided by the Net Electrical Capability (as such term is defined in the Edison Agreements) of the Unit, multiplied by (b) one hundred percent (100%) of the Capacity and Associated Energy (as defined in the Edison Agreements).

     1.23 Grantor has entered into a power sale agreement with Montaup, dated as of October 17, 1986 and modified by an amendment dated as of June 28, 1989 (as amended, the "Montaup Agreement", a copy of which is attached hereto as Appendix D). Pursuant to the Montaup Agreement, Montaup has agreed to purchase and Grantor has agreed to sell an entitlement ("Montaup's Share") to a portion of the electric capacity and related energy to be generated by the Unit through the thirtieth (30th) anniversary of the Date of Commercial Operation (as such term is defined in the Montaup Agreement). Montaup's Share is equal to twenty-five megawatts (25 MW) divided by the Net Electrical Capability (as such term is defined in the Montaup Agreement) of the Unit.

1.3 In order to facilitate the financing and thereby the development and construction of the Unit, each of the Commonwealth Agreements, the Edison Agreements, and the Montaup Agreement (collectively, the "Power Sale Agreements") provides that the purchaser thereunder pay Grantor a front-loaded floor price for electric capacity and related energy produced by the Unit, such that each such purchaser and its ratepayers will receive proper consideration therefor only to the extent that each such purchaser in able to purchase its entitlement to the electric capacity and related energy from the Unit under terms and conditions identical or substantially identical to those contained in such purchaser's Power Sale Agreements for the full anticipated terms thereof.

1.4 Each of the Power Sale Agreements provides that the purchaser thereunder may at its own cost construct, install, own, operate, and maintain electrical metering equipment at the Site, in order to fulfill the purposes of this Declaration and of the Power Sale Agreements.

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1.5  Each of the Commonwealth Agreements and the Edison Agreements, as it exists as of the date hereof, has been submitted to and approved by the Massachusetts Department of Public Utilities, in accordance with the regulations of such Department. The Montaup Agreement, as it exists as of the date hereof, has been submitted to and approved by the Federal Energy Regulatory Commission, in accordance with the regulations of such Commission.

1.6 Grantor expects to derive substantial profit from the consideration received through the operation of the Unit, including, without limitation, consideration received through the sale of capacity and related energy to Grantees under the Power Sale Agreements.

1.7 Grantor and Grantees desire to ensure the ability of each of the Grantees to purchase such Grantee's Share, as described in Article 1.2 hereof, of the electric capacity and related energy produced by the Unit under terms and conditions, and at rates, identical or substantially identical to those contained in the Power Sale Agreements for a period equal to the full anticipated terms thereof, subject to the terms hereof, so as to ensure proper consideration to each Grantee for amounts paid by it under such Grantee's Agreements and to protect and preserve such Grantee's investment in any metering equipment that such Grantee might install as hereinabove described.

1.8 Accordingly, as was provided in the Power Sale Agreements as an inducement to Grantees to enter into such Power Sale Agreements, and in consideration of the foregoing as well as for other good and valuable consideration, Grantor, for itself, its successors, and assigns with respect to the Site, hereby grants to each Grantee an easement with respect to the Site as described in Article Two hereof (the "Easement") and declares that the Site and the Unit shall be held, transferred, sold, conveyed, and occupied subject to the Easement and to the covenants and restrictions hereinafter set forth.


ARTICLE TWO.  Grant of Easement.
              -----------------

2.1 Subject to the terms, conditions, covenants, and restrictions of this Declaration Grantor does hereby grant to each Grantee a right-of-way and non-exclusive easement with respect to the Site to construct, install, maintain, repair, replace, remove, and operate in, on, over, under, across, and through the Site electrical metering equipment, as well as to enter upon the Site for purposes of inspecting the Unit at all reasonable times, all as contemplated by the terms of the Power Sale Agreements.

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2.2  Grantor hereby also grants to each Grantee in connection with the Site the right of entry and passage of men and women, vehicles, and machines on, over, across, and through the walkways, roadways, and parking areas on the Site, to the extent reasonably required for the purposes of having access to the Site for performing such work as in hereinabove permitted.

2.3 Grantor hereby also grants to each Grantee the right to cut, trim, or remove, at such Grantee's expense, any roots, trees, shrubs, brush, or other surface or subsurface obstructions on the Site, that may in the reasonable opinion of such Grantee interfere with or be likely to interfere with the operation and functioning of the electrical metering equipment present at the Site, or with the delivery of such Grantee's Share, as described in Article 1.2 hereof, of the electric capacity or related energy from the Unit.

2.4 Grantor expressly reserves the right to grant to other persons or entities easements with respect to the Site, provided that such other grants of easements do not materially interfere with the operation, maintenance, or safety of the electrical metering equipment of any Grantee, or materially affect any facilities installed by any Grantee by virtue of the rights granted hereunder. Grantor shall notify each Grantee promptly of the nature and extent of any easement granted to other parties. No Grantee shall have rights of approval hereunder so long as Grantor is in compliance with this Declaration.

2.5 Each Grantee, by accepting the rights granted to it hereunder, agrees that, in connection with the exercise of such rights, such Grantee shall be responsible for any damage occurring to the Site or the Unit that is proximately caused by such Grantee's activities, and shall promptly effect, at its own cost, such repair as is necessary to restore the Site or the Unit to substantially the condition in which it existed immediately prior to the commencement of whatever activities of such Grantee that resulted in such damage. Each Grantee shall save harmless and indemnify Grantor, its successors, and assigns, and each of the other Grantees from and against any and all claims, actions, damages, expenses, losses, settlements, or liabilities incurred by such Grantee, its property, its employees, its agents, its contractors, or the public that may at any time occur or arise out of the actions of such Grantee, its agents, its contractors, or its employees. Each Grantee shall protect from damage all then-existing improvements to the Site. Each Grantee shall use its beat reasonable efforts to avoid interference with the work of, and the use and occupancy of the Site by, Grantor and its agents, its employees, and its contractors.

2.6 Nothing contained herein shall be construed so as to prohibit Grantor from having the right fully to use and enjoy the Site, including without limitation means of ingress and egress, which right of use and enjoyment shall not be interrupted by any

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Grantee except to the extent that such interruption might be necessary to allow such Grantee to exercise the rights granted to it herein. Grantor may close off certain easement rights granted to any Grantee for repair so long as Grantor provides such Grantee with alternate access or easement rights acceptable to such Grantee.

2.7 Subject to the termination provisions set forth in Article Four hereof, the Easement granted hereunder to and for the benefit of each Grantee, its successors, and its assigns, shall at all times be deemed to be a benefit with respect to and burden upon the Site, intended to run with the Site and the title thereto, and shall be binding upon Grantor, its Successors, its assigns, and all parties claiming by, through, or under any of them, and shall inure to the benefit of each Grantee, its successors, its assigns, and all parties claiming by, through, or under any of them.


ARTICLE THREE.  Declaration of Covenants and Restrictions
                -----------------------------------------

3.1 Grantor hereby declares that the Site and the Unit shall be subject to the following restrictions for the benefit of each Grantee, its successors, and its assigns:

     3.11 No electricity produced at the Site shall be sold unless and until each Grantee is tendered such Grantee's Share of such electricity, as described in Article 1.2 hereof, excepting only the tendering and sale to the several Grantees as herein provided.

     3.12 No production of steam at the Site shall materially adversely affect the production of electricity by the Unit, except as contemplated in Grantor's Lease Agreement with NECO-Bellingham, Inc., dated as of June 28, 1989, without the prior written consent of each Grantee.

     3.13 The Unit shall not be operated in any manner that is inconsistent with the manner of operation, maintenance, and insurance of the Unit contemplated by the Power Sale Agreements.

     3.14 Each Grantee has certain rights regarding any electricity produced at the Site, and no such electricity shall be offered for sale except in accordance with the terms of the Power Sale Agreements. If any of such Power Sale Agreements previously has been terminated such electricity shall be offered for sale to the original purchaser thereof only under terms and at rates substantially identical to those contained in such terminated Power Sale Agreements, with only such modifications, other than price, as may be required by

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     changed circumstances resulting from third-party actions (including, for example, changes in laws, regulations, or NEPOOL requirements or procedures).

3.2 Grantor hereby covenants for the benefit of each Grantee, its successors, and its assigns that if at any time during the term of this Declaration, as specified in Article Four hereof, any of the Power Sale Agreements terminates for any reason other than the expiration of its full anticipated term or the default of the Grantee that is the purchaser under such Power Sale Agreement, or if any of the Power Sale Agreements is no longer in effect, Grantor, its successors, and its assigns (subject in the case of the signatories to the Accommodation Agreement, attached hereto as Appendix E, to the provisions thereof) shall, within thirty (30) days of the date of such termination or of such cessation of being in effect, offer to enter into an agreement with such Grantee for the sale of electricity from the Unit under terms and at rates substantially the same as those contained in such terminated or no-longer-in-effect Power Sale Agreement, with only such modifications, other than price, as may be required by changed circumstances resulting from third-party actions (including, for example, changes in laws, regulations, or NEPOOL requirements or procedures), and shall enter into such an agreement if such Grantee accepts such offer.

3.3 Each Grantee, by accepting the benefits of the covenants and restrictions declared hereunder, agrees that at the written request of any successor to or assignee of the interests of Grantor in and to the Unit and the Site, pursuant to Article 3.2, such Grantee shall within thirty (30) days enter into an agreement with such successor or assignee under terms and at rates substantially the same as those contained in such Grantee's Agreements, with only such modifications, other than price, as may be required by changed circumstances resulting from third-party actions (including, for example, changes in laws, regulations, or NEPOOL requirements or procedures).

3.4 In the event of any subdivision of the Site into parcels, the foregoing restrictions and covenants shall not apply to any such parcel that neither contains the Unit (or any appurtenance thereto) nor is necessary for the efficient operation of the Unit for its intended purposes; provided that the elimination of such parcel from the Site subject to this Declaration must not substantially diminish the value of this Declaration as a means of ensuring the right of each Grantee to purchase such Grantee's Share of capacity and related energy under terms and at rates identical or substantially identical to those contained in such Grantee's Agreements, as described in Article 1.2 hereof, for the full anticipated term thereof.

3.5 Subject to the termination provisions set forth in Article Four hereof, the covenants and restrictions declared hereunder for the benefit of each Grantee, its successors, and its assigns shall at all times be deemed to be continuing covenants and restrictions that shall be deemed to be a benefit with respect to and burden upon the Site, intended to run with the Site and the title thereto, and shall be binding upon the Grantor, its successors, its assigns, and all parties claiming by, through, or under any of them, and shall inure to the benefit of each Grantee, its successors, its assigns, and all parties claiming by, through, or under any of them.


ARTICLE FOUR.  Termination.
               -----------

4.1 With respect to any individual Grantee, this Declaration shall become void on the first to occur of the following: (a) the date of expiration of the full anticipated term of such Grantee's Agreements; (b) the failure of such Grantee to remedy a material default of such Grantee after thirty (30) days written notice by Grantor (or such longer period as in reasonably necessary to effect such remedy), provided that an arbitrator or court of competent jurisdiction has found that such Grantee is in material default, and that by reason of such default Grantor is warranted in initiating such process of termination; (c) the date that this Declaration is terminated with the written consent of Grantor and such Grantee; or (d) failure by such Grantee after thirty (30) days prior written notice to perform its obligation under Article 3.3 hereof. Notwithstanding the foregoing, in the event that Grantor has terminated any Grantee's Agreements, as described in Article 1.2 hereof, by reason of the breach thereof by such Grantee, and Grantor tenders the subject energy and capacity to such Grantee under this Declaration upon the same terms as would apply under such terminated Grantee's Agreements, and despite such tender such Grantee fails to take and pay for such energy and capacity as contemplated under such terms, then Grantor shall be free, notwithstanding this Declaration, to sell the subject energy and capacity to a third party during the pendency of such period of non-performance by such Grantee. Upon this Declaration becoming void with respect to such Grantee, Grantor and such Grantee hereby agree to execute and deliver appropriate instruments of release from and discharge of the terms hereof, to be filed with the Norfolk County Registry of Deeds (the "Registry").

4.2 This Declaration shall terminate on the date that it becomes void with respect to each and every one of the individual Grantees pursuant to Article 4.1 hereof.

ARTICLE FIVE.  Miscellaneous Provisions.
               ------------------------

5.1 Each and every contract, deed, deed of trust, mortgage, or other instrument covering or conveying the Unit, the Site, or any portion thereof, that is executed after this Declaration is filed with the Registry and before this Declaration terminates, shall conclusively be held to have been executed, delivered, and accepted subject to the covenants and restrictions set forth herein, regardless of whether such covenants and restrictions are set forth in such contract, deed, or other instrument. Grantor agrees to advise any prospective transferee of the Site, the Unit, or any interest therein, in any sale or other disposition (including a foreclosure sale or other disposition in the exercise of remedies under any mortgage or other security interest), that this Declaration is of record and that any such transfer will be subject to this Declaration.

5.2 Grantor and each Grantee hereby declare their understanding and intent that the burdens of the covenants and restrictions set forth herein touch and concern the Unit and the Site-in that Grantor's interest in the Unit and the Site in rendered less valuable thereby. Grantor and each Grantee hereby further declare their understanding and intent that the benefits of such covenants and restrictions touch and concern the Unit and the Site by enhancing and increasing the likelihood each Grantee and its ratepayers, the intended beneficiaries of such covenants and restrictions, will be able to purchase such Grantee's Share of the electric capacity and related energy from the Unit under terms and at rates identical or substantially identical to those contained in the Power Sale Agreements for the full anticipated term thereof.

5.3 If Grantor defaults in the performance or observation of any covenant or restriction set forth in this Declaration, and if such default remains uncured for a period of forty-five (45) days after written notice thereof is given by any Grantee to Grantor, then such Grantee may declare a default to have occurred hereunder, and, at its option, may take any one or more of the following steps, after providing ten (10) days written notice to the other Grantees of its intentions:

     5.31 By mandamus or other suit, action, or proceeding at law, including suit for injunctive relief, require Grantor to perform its covenants hereunder or enjoin any acts or omissions that may be unlawful or in violation of the restrictions set forth herein or of the rights of such Grantee hereunder.

     5.32 Have access to and inspect, examine, and make copies of all the books and records of Grantor pertaining to the Site or the Unit.

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     5.33  Take such other actions at law or in equity as may appear necessary or desirable to enforce the restrictions upon and covenants of Grantor hereunder.

5.4 Grantor shall cause this Declaration and any amendments or supplements hereto to be duly filed with the Registry. Grantor shall pay all fees and charges incurred in connection with any such filing.

5.5 This Declaration shall be governed by the laws of the Commonwealth of Massachusetts.

5.6 This Declaration shall be amended only by a written instrument executed by all the parties hereto or their successors in title, which amendment shall be duly filed with the Registry in accordance with Article 5.4 hereof.

5.7 Any notice required to be given hereunder shall be given by certified or registered mail, postage prepaid, return receipt requested, or by hand or personal delivery, at the addresses specified below, or at such other addresses as may be specified in writing by the party in question:

     To Grantor:    Northeast Energy Associates, A Limited
                    Partnership
                    Intercontinental Energy Corporation
                    350 Lincoln Street, Suite 111
                    Hingham, Massachusetts 02043
                    Attention: President

     To Grantees:   Commonwealth Electric Company
                    2421 Cranberry Highway
                    Wareham, Massachusetts 02571
                    Attention: President

               (with a copy to Michael F. Donlan, Esq.
                    Rich, May, Bilodeau & Flaherty, P.C.
                    294 Washington Street
                    Boston, Massachusetts 02108)

                    Boston Edison Company.
                    800 Boylston Street
                    Boston, Massachusetts 02199
                    Attention: Division Head -- Municipal
                         and Customer Generation

                    Montaup Electric Company
                    75 West Center Street
                    Post Office Box 543
                    West Bridgewater, Massachusetts 02379

               (with a copy to Post Office Box 2333
                    Liberty Square
                    Boston, Massachusetts 02107)


Notices given hereunder shall be deemed to have been given upon receipt or any refusal to accept.

5.8 All of the rights, benefits, duties, liabilities, and obligations of Grantor and each of the Grantees hereunder shall inure to the benefit of and be binding upon their respective successors and assigns.

5.9 This Declaration shall be interpreted in light of the express intent of Grantor hereunder to grant the easement and impose upon the Site and the Unit the burden of the covenants and restrictions set forth herein for the benefit of each of the Grantees. In the event that any of the provisions, portions, or applications of this Declaration are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, portions, or applications thereof shall not be affected thereby.

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

In witness whereof, Grantor and each of the Grantees has caused this Declaration to be executed as a sealed instrument as of the date first above written.


NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP, Grantor,
By INTERCONTINENTAL ENERGY CORPORATION, Its General Partner,

By________________________,
Its_______________________.

COMMONWEALTH ELECTRIC COMPANY, Grantee,

By________________________,
Its_______________________.

BOSTON EDISON COMPANY, Grantee,

By________________________,
Its_______________________.

MONTAUP ELECTRIC COMPANY, Grantee,

By________________________,
Its_______________________.

THE COMMONWEALTH OF MASSACHUSETTS   )
                                    ) ss.:
THE COUNTY OF ___________________   )


     Personally appeared before me ________________________,

________________________ of Boston Edison Company, to me known as being thereunto duly authorized, and acknowledged the same to be the free act and deed of said Boston Edison Company.

                                        ________________________________________
                                        Notary Public

Dated:________, 1989                    My Commission Expires___________________



THE COMMONWEALTH OF MASSACHUSETTS   )
                                    ) ss. :
THE COUNTY OF ___________________   )


     Personally appeared before me _____________________________, of Montaup Electric Company, to me known as being thereunto duly authorized, and acknowledged the same to be the fret act and deed of said Montaup

Electric Company.
                                        ________________________________________
                                        Notary Public

Dated:________, 1989                    My Commission Expires___________________

THE COMMONWEALTH OF MASSACHUSETTS   )
                                    ) ss.:
THE COUNTY OF ___________________   )


     Personally appeared before me______________________________, ______________
__________________ of Intercontinental Energy Corporation, general partner of Northeast Energy Associates, A Limited Partnership, a Signer and Sealer of the foregoing Instrument, to me known as being thereunto duly authorized, and acknowledged the same to be the free act and deed of Intercontinental Energy Corporation, acting as general partner of Northeast Energy Associates, A Limited Partnership, and the free act and deed of said Northeast Energy Associates, A Limited Partnership.

                                        _______________________________________
                                        Notary Public

Dated:________, 1989                    My Commission Expires__________________


THE COMMONWEALTH OF MASSACHUSETTS   )
                                    ) ss.:
THE COUNTY OF ___________________   )


     Personally appeared before me _____________________________, _____________
____________ of Commonwealth Electric Company, to me known as being thereunto duly authorized, and acknowledged the same to be the free act and deed of said Commonwealth Electric Company.

                                         _______________________________________
                                         Notary Public

Dated:________, 1989                     My Commission Expires__________________

                                  APPENDIX A

                          DESCRIPTION FOR DECLARATION


     The land in Bellingham, Norfolk County, Massachusetts, situated on the southwesterly side of Depot Street and bounded and described as follows:

     NORTHEASTERLY  by Depot Street, by four lines, 62.66 feet, 229.57 feet,
                    109.12 feet and 299.96 feet;

     SOUTHERLY      by lands now or formerly of Patton, Pearson, Alward,
                    Doriott, Chappell and Lorusso, 620.55 feet;


     SOUTHEASTERLY
     and SOUTHERLY  by land of Winiker Realty Trust, by two lines, 325.43 feet and 11.70 feet;

     SOUTHEASTERLY  by land of Winiker Realty Trust, by the northeasterly end of a "way" shown on a plan entitled "Plan of Land in Bellingham, Massachusetts Surveyed for Intercontinental Energy Associates," dated January 6, 1988, revised March 7, 1989, to be recorded as Plan No. 596 of 1989, Book 382 (the "Winiker Plan"), and by land of Margaret A. and Helen C. Maher and by Leonard and Roberta Kritz, 835.58 feet;

     EASTERLY by land of Joseph and Rita Bogan, by land of William R. and Janet L. Reardon, by land of Paul R. Mantoni and Victoria A. McBride and by land of Theodore and Frances Seethaler,
                    513.47 feet;

     SOUTHERLY      by land of William F. and Maureen McLaughlin, 214.42 feet;

     SOUTHWESTERLY
     and WESTERLY   by land of William P. Coniaris, by land of Eleni S.
                    Coniaris, by land of Winiker Realty Trust and by land of The
                    Prestwich Corporation by several lines measuring together, 1533.10 feet;

     NORTHWESTERLY,
     WESTERLY,
     SOUTHERLY and
     WESTERLY by land of The Prestwich Corporation and by Box Pond by four lines measuring respectively, 186.32 feet, 74.86 feet,
                    247.00 feet, more or less, and 600.00 feet, more or less;

     WESTERLY By Box Pond, 390 feet, more or less (of which 220 feet more or less, is frontage on Box Pond of land now or formerly of Ronald Mailly);

     NORTHERLY and
     NORTHWESTERLY  by land of The Prestwich Corporation by four lines measuring respectively, 156.00 feet, more or less, 56.25 feet, 158.75 feet and 60.00 feet, more or less;

     NORTHEASTERLY
     and NORTHERLY  by the Charles River, 235.00 feet, more or less, and 315.00 feet, more or less;

     NORTHEASTERLY,
     NORTHWESTERLY
     and
     NORTHEASTERLY  by Depot Street by four lines measuring respectively, 134.00 feet, more or less, 40.00 feet, 25.00 feet, and 122.22 feet;

     SOUTHEASTERLY  by a "road" with a 50 feet right of way as shown on a plan entitled "Northeast Energy Associates Combined Cycle Cogeneration Facility, Bellingham, Massachusetts, Definitive Plan, Bellingham Cogeneration Subdivision," last revised June 8, 1989, recorded with Norfolk Registry of Deeds as Plan No. 623 of 1989, Book 382 (the "Subdivision Plan"),
                    107.98 feet;

     WESTERLY and
     SOUTHWESTERLY  by two lines, 62.92 feet and 241.42 feet,

     SOUTHEASTERLY  240.00 feet,

     EASTERLY
     NORTHEASTERLY
     NORTHERLY
     NORTHEASTERLY
     EASTERLY and
     NORTHEASTERLY  by six lines, 56.57 feet, 87.00 feet, 55.15 feet, 55.00 feet, 48.08 feet, and 45.00 feet, all by Lot 2 as shown on the Subdivision Plan; and

     SOUTHEASTERLY  50 feet,

     NORTHEASTERLY  50 feet, and

     NORTHWESTERLY 389.33 feet, all by the "road" as shown on the Subdivision Plan.

Said Lot I containing 50.73 acres, more or less, and consisting of Lot I as shown on the Subdivision Plan, land of Ronald Mailly as shown on the Winiker Plan and land shown as Lot 40A on a plan entitled "Plan of Land in Bellingham, Massachusetts Surveyed for Intercontinental Energy Corporation," dated July 10, 1988, and recorded as Plan No. 620 of 1989, Book 382.

Lot II
------

     The land in Bellingham, Norfolk County, Massachusetts, situated on the northeasterly side of Depot Street and shown as Lot 2 on the Winiker Plan, bounded and described according to the Winiker Plan as follows:

     SOUTHWESTERLY  by Depot Street, by three lines measuring respectively,
     46.47 feet, 197.87 feet and 155.00 feet, more or less;

     NORTHWESTERLY  by the Charles River, 360.00 feet, more or less; and

     SOUTHEASTERLY
     and EASTERLY   by land of Consolidated Rail Corporation, 75.00 feet, more or less, and 393.50 feet.

Containing, according to the Winiker Plan, 1.37 acres, more or less.

     For Grantor's title see the following deeds to Grantor: 1) deed of Samuel Winiker and Muriel Shpilner as Trustees of Winiker Realty Trust u/d/t dated February 1, 1982, recorded with Norfolk Registry of Deeds in Book 5976, Page 216, said deed recorded an June 30, 1989 as Instrument No. 53033; 2) deed of Vincent R. Thayer, individually and as Executor under the Will of Ruel S. Thayer (Norfolk Probate Case No. 174266); Jeanne E. Kampton and

Howard E. Thayer, individually and as Executors under the Will of Hilda M. Thayer (Norfolk Probate Case No. 85P249E1); Donald R. Thayer and Lorraine F. Duncan, said deed recorded on June 30, 1989 as Instrument No. 53034; and 3), deed of Ronald R. Mailly and Carolina A. Mailly, recorded on June 26, 1989 as Instrument No. 50886.

                                  APPENDIX B

                            COMMONWEALTH AGREEMENTS
                            -----------------------


1. Power Sale Agreement between Northeast Energy Associates, ("NEA") and Commonwealth Electric Company ("Commonwealth"), dated as of November 26, 1986 and modified by amendments dated as of August 15, 1988 and January 1, 1989.

2. Power Sale Agreement between NEA and Commonwealth dated as August 15, 1988 and modified by an amendment dated as of January 1, 1989.

                                  APPENDIX C

                               EDISON AGREEMENTS
                               -----------------

1. Power Purchase Agreement between Northeast Energy Associates, A Limited Partnership ("NEA") and Boston Edison Company ("Edison"), dated as of April 1, 19986 and modified by amendments dated as of June 8, 1987 and June 20, 1989.

2. Power Purchase Agreement between NEA and Edison, dated January 28, 1988 and modified by an amendment dated as of June 20, 1989.


                                  APPENDIX D

                               MONTAUP AGREEMENT
                               -----------------

1. Power Purchase Agreement between NEA and Montaup Electric Company, dated October 17, 1986 and modified by an amendment dated as of June 28, 1989.


                                   APPENDIX E

                            ACCOMMODATION AGREEMENT
                            -----------------------

1. Accommodation Agreement, dated as of June 28, 1989 among NEA, Commonwealth Electric Company, Edison, Montaup, and The Chase Manhattan Bank (National Association) as Agent for the lenders that are parties to the Credit Agreement.

co. Declaration of Easements, Covenants and Restrictions made as of June 28, 1989 by NEA in favor of Commonwealth, BECO and Montaup.

                                       20